UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2020

SANUWAVE Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52985	20-1176000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
(Address of Principal Executive Offices, and Zip Code)

(770) 419-7525
Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SNWV	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Definitive Material Agreement.

On May 14, 2020, Shri P. Parikh notified the Board of Directors (the “Board”) of SANUWAVE Health, Inc., a Nevada corporation (the “Company”), of his decision to step down from his role as President, Healthcare of the Company, effective as of the Separation Date (as defined below). The Board has accepted the resignation of Mr. Parikh and fully supports Mr. Parikh in his future endeavors. Mr. Parikh has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Parikh’s resignation, on May 14, 2020, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Parikh. Pursuant to the Separation Agreement, Mr. Parikh will receive:

(a)
payment of his base salary through June 30, 2020, or such earlier date as is mutually agreed to by Mr. Parikh and the Company (the “Separation Date”), payable in accordance with the Company’s standard payroll practices, as well as be eligible to continue to participate in the Company’s group medical plans through the Separation Date; and
(b)
a one-time severance payment of $150,000 (the “Severance Pay”), due within seven (7) days of the Separation Date.

Payment of the Severance Pay is subject to Mr. Parikh’s execution of Addendum No. 1 to the Separation Agreement, and provided no actions are taken after May 14, 2020 that would constitute a material breach of any of the provisions of the Separation Agreement.

The Separation Agreement further provides that, immediately following the Separation Date, Mr. Parikh will serve the Company as an advisor for an initial term of twelve (12) months, which term shall be renewable, yearly, by mutual agreement of the Company and Mr. Parikh. In connection with this position, Mr. Parikh will continue to be eligible to participate in the Company’s Amended and Restated 2006 Stock Incentive Plan.

The forgoing description of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference. In addition, a copy of the press release by the Company announcing the executive changes is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 1.02     Termination of a Material Definitive Agreement.

Item 1.01 above is incorporated herein by reference.

In connection with the entry by the Company and Mr. Parikh into the Separation Agreement, the Offer Letter, dated April 15, 2018 (the “Offer Letter”), by and between the Company and Mr. Parikh was terminated as of May 14, 2020, specifically, the terms of severance in the Separation Agreement generally supersede any such terms contained in the Offer Letter. However, the Separation Agreement provides that if the Company is in breach of the Separation Agreement for failing to timely pay the Severance Pay, Mr. Parikh will be entitled to seek recovery of any amounts that he would otherwise be entitled to pursuant to the Offer Letter.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Item 1.01 above is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated as of May 14, 2020 by and between SANUWAVE Health, Inc. and Shri P. Parikh.

99.1	Press release issued by SANUWAVE Health, Inc. on May 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: May 18, 2020	By: /s/ Kevin A. Richardson, II
Name: Kevin A. Richardson, II
Title: Chief Executive Officer

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